EXHIBIT 99.1

  SunLink Health Systems, Inc. Announces Second Quarter Results for
                              Fiscal 2005

    ATLANTA--(BUSINESS WIRE)--Feb. 2, 2005--SunLink Health Systems, Inc. (AMEX:SSY) today announced net earnings of $689,000, or $0.09 per fully diluted share for the quarter ended December 31, 2004, compared to a net loss of $118,000, or a loss of $0.02 per fully diluted share for the quarter ended December 31, 2003. For the six months ended December 31, 2004, SunLink reported net earnings of $998,000, or $0.13 per fully diluted share compared to a net loss of $1,208,000, or a loss of $0.21 per fully diluted share for the six months ended December 31, 2003.
    SunLink reported earnings from continuing operations for its second fiscal quarter ended December 31, 2004 of $652,000, or $0.08 per fully diluted share compared to earnings from continuing operations of $178,000, or $0.03 per fully diluted share for the quarter ended December 31, 2003. For the six months ended December 31, 2004, SunLink reported earnings from continuing operations of $975,000, or $0.13 per fully diluted share compared to a loss from continuing operations of $585,000, or a loss of $0.10 per fully diluted share.
    The company's operating profit from continuing operations for the quarter ended December 31, 2004 was $1,328,000 compared to an operating profit for the quarter ended December 31, 2003 of $1,539,000. Operating profit for the quarter ended December 31, 2004 was negatively impacted by $152,000 of prior year third-party payor settlements and had $271,000 lower net revenue from a state indigent care program compared to the quarter ended December 31, 2003. SunLink reported operating profit of $2,046,000 for the six months ended December 31, 2004 compared to $1,748,000 for the six months ended December 31, 2003. Operating profit for the six months ended December 31, 2003 had $159,000 of positive prior year third-party payor settlements.
    Consolidated net revenues from continuing operations for the quarters ended December 31, 2004 and 2003 were $31,291,000 and $30,179,000, respectively, an increase of 3.7% in the current year's quarter. The increased net revenues resulted from a 2.1% increase in equivalent admissions and a 14.3% increase in surgeries. Consolidated net revenues from continuing operations for the six months ended December 31, 2004 and 2003 were $61,748,000 and $51,441,000, respectively, an increase of 20.0% in the current year's period. The increased net revenues resulted from a 3.1 % increase in same store equivalent admissions, a 30.6% increase in same store surgeries and the net revenues from the two HealthMont hospitals acquired in October 2003.
    Robert M. Thornton, Jr., SunLink's CEO said, "The quarter and six-month's growth in equivalent admissions and surgeries were positively influenced by our ability to attract and maintain a committed group of physicians and by our internal capital programs that support volume growth . We are especially encouraged by the 11.6% growth in outpatient revenues this quarter despite lower inpatient admissions."
    In conclusion, Thornton noted, "We expect to complement our growth by continued expansion and renovation programs at our hospitals which support our new and established physicians."
    SunLink Health Systems, Inc. currently operates seven community hospitals and related businesses in the Southeast and Midwest. Each SunLink facility is the only hospital in its community. SunLink's operating strategy is to link patients' needs with dedicated physicians and health professionals to deliver quality, efficient medical care in each community it serves. For additional information on SunLink Health Systems, Inc., please visit the company's website at www.sunlinkhealth.com.
    The company will conduct a conference call on February 3, 2005 at 11:00 a.m. Eastern Time to discuss its quarterly results. To participate in the conference call, please dial 1-800-391-9281. A replay of the call will be available shortly after the call and will continue to be available for 90 days by dialing 1-800-839-6713 and entering passcode 6900162 when prompted.

    This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding the company's business strategy. These forward-looking statements are subject to certain risks, uncertainties and other factors, which could cause actual results, performance and achievements to differ materially from those anticipated. Certain of those risks, uncertainties and other factors are disclosed in more detail in the company's Annual Report on Form 10-K for the year ended June 30, 2004 and other filings with the Securities and Exchange Commission which can be located at www.sec.gov.


SUNLINK HEALTH SYSTEMS, INC. ANNOUNCES
SECOND QUARTER RESULTS FOR FISCAL 2005
Amounts in 000's, except per share amounts



                                       Three               Six
CONSOLIDATED STATEMENTS OF          Months Ended       Months Ended
 EARNINGS
                                    December 31,       December 31,
                                 -------------------------------------

                                    2004     2003      2004     2003
                                   -------  -------   -------  -------

Net Revenues                      $31,291  $30,179   $61,748  $51,441
Cost of Patient Service Revenues:
  Salaries, wages and benefits     15,068   14,053    29,724   24,179
  Provision for bad debts           3,264    3,148     6,271    6,016
  Supplies                          3,456    3,419     6,925    5,963
  Purchased services                1,860    1,940     3,590    3,460
  Other operating expenses          5,085    4,810    10,385    7,906
  Rents and leases                    641      738     1,584    1,302
  Depreciation and amortization       589      532     1,223      867
                                   -------  -------   -------  -------
Operating Profit                    1,328    1,539     2,046    1,748

  Loss on early repayment of debt    (384)             (384)
  Interest Income (Expense) - net    (264)  (1,264)     (571)  (2,207)
                                   -------  -------   -------  -------

Earnings (Loss) from Continuing
 Operations
  Before Income Taxes                 680      275     1,091     (459)
Income Tax (Expense )                 (28)     (97)     (116)    (126)
                                   -------  -------   -------  -------
Earnings (Loss) from Continuing
 Operations                           652      178       975     (585)
Earnings (Loss) from Discontinued
 Operations,
  net of income taxes                  37     (296)       23     (623)
                                   -------  -------   -------  -------
  Net Earnings                    $   689  $  (118)  $   998  $(1,208)
                                   =======  =======   =======  =======
Earnings (Loss) Per Share from
 Continuing Operations:
      Basic                       $  0.09  $  0.03   $  0.14  $ (0.10)
                                   =======  =======   =======  =======
      Diluted                     $  0.08  $  0.03   $  0.13  $ (0.10)
                                   =======  =======   =======  =======
Earnings (Loss) Per Share from
 Discontinued Operations:
      Basic                       $  0.01  $ (0.05)  $  0.00  $ (0.11)
                                   =======  =======   =======  =======
      Diluted                     $  0.00  $ (0.04)  $  0.00  $ (0.11)
                                   =======  =======   =======  =======
Net Earnings (Loss) Per Share:
      Basic                       $  0.10  $ (0.02)  $  0.14  $ (0.21)
                                   =======  =======   =======  =======
      Diluted                     $  0.09  $ (0.02)  $  0.13  $ (0.21)
                                   =======  =======   =======  =======
Weighted Average Common Shares
 Outstanding:
      Basic                         7,162    6,338     7,168    5,698
                                   =======  =======   =======  =======
      Diluted                       7,673    6,717     7,687    5,698
                                   =======  =======   =======  =======


  SUMMARY BALANCE SHEETS           Dec. 31, June 30,
                                     2004     2004
                                   -------  -------
  ASSETS
  Cash                            $ 3,546  $ 7,079
  Other Current Assets             18,399   17,563
  Property Plant and Equipment,
   net                             34,287   34,284
  Long-term Assets                  4,881    4,226
                                   -------  -------
                                  $61,113  $63,152
                                   =======  =======
  LIABILITIES AND SHAREHOLDERS'
   EQUITY
  Current Liabilities             $22,088  $28,705
  Long-term Debt and Other
   Noncurrent Liabilities          13,330    9,543
  Shareholders' Equity             25,695   24,904
                                   -------  -------
                                  $61,113  $63,152
                                   =======  =======

    CONTACT: SunLink Health Systems, Inc., Atlanta
             Robert M. Thornton, Jr., 770-933-7000